As filed with the Securities and Exchange Commission on March 31, 2003

Securities And Exchange Commission
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Date of report (date of earliest event reported):   March 24, 2003

MILLENNIUM CAPITAL VENTURE HOLDINGS INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	0-31457 (Commission File Number)	23-3048444 (I.R.S. Employer Identification No.)
9348 Basile Routhier, Montreal, Quebec, Canada H2M 1T8 (Address of principal executive offices) (Zip Code)
N/A (Former name or former address, if change since last report)

Item 1. Changes In Control Of Registrant

Not applicable.

Item 2. Acquisition Or Disposition Of Assets

On March 24, 2003, Millennium Capital Venture Holdings Inc., referred to as Millennium in this document, acquired all of the issued and outstanding shares of Mada Multimedia Inc., a private Quebec corporation that specializes in the conception, production and marketing of multimedia application in the financial education sector. The outstanding shares of Mada Multimedia were acquired from its found and sole shareholder, Mr. Mario Drolet. Millennium paid $1,000 US for the shares of Mada Multimedia due to the fact that Mada Multimedia has historically operated at a deficit. However, Millennium believes that the company has valuable assets and a promising business plan that will result in the company reaching profitability in the next one to two fiscal years. Millennium's President and largest shareholder, Mr. Bruno Desmarais, provided Millennium with a loan for the purposes of acquiring the shares of Mada Multimeida.

Millennium expects to file the audited financial statements of Mada Multimedia in the next few weeks. It is presently not feasible for Millennium to provide the financial statements required by Item 7 of this Form 8-K.

Item 3. Bankruptcy Or Receivership

Not applicable.

Item 4. Changes In Registrant's Certifying Accountant

(a)(1) Resignation of Accountant

On March 31, 2003, the Board of Directors of Millennium dismissed Mr. Stan J.H. Lee, CPA, as Millennium's independent auditors. Mr. Lee audited Millennium's consolidated financial statements for our two most recent fiscal years ended December 31, 2001.

The report of Mr. Lee accompanying the audit for our two most recent fiscal years ended December 31, 2001 was not qualified or modified as to audit scope or accounting principles. Such report however did contain an adverse going concern opinion regarding the company's operations.

During our two most recent fiscal years ended December 31, 2001, there were (1) no disagreements between Millennium and Mr. Lee on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; (2) no reportable events as such term is defined by paragraph (a)(1)(iv) of Item 304 of Regulation S-B promulgated by the Securities and Exchange Commission ("Regulation S-B"); and (3) no matters identified by Mr. Lee involving our internal control structure or operations which was considered to be material weakness.

Mr. Lee has been provided with a copy of this Form 8-K prior to filing of the same and was provided the opportunity to furnish a letter with respect thereto. As of the time of filing this Form 8-K, Mr. Lee had not provided Millenium with such a letter. Millenium shall file an amendment to the 8-K and file Mr. Lee's letter therewith upon receipt with the same.

(a)(2) Engagement of New Accountant

On March 31, 2003, the Board of Directors of Millennium appointed Grant Thornton LLP as Millennium's new independent accountants.

During its two most recent fiscal years ended December 31, 2001, Millennium did not consult with Grant Thornton regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of opinion that might be rendered regarding our financial statements, nor did Millennium consult with Grant Thornton with respect to any accounting disagreement or any reportable event as such term is defined by paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

Item 5. Other Events and Regulation FD Disclosure

Not applicable

Item 6. Resignations Of Registrant's Directors

Not applicable.

Item 7. Financial Statements And Exhibits

Not applicable

Item 8. Change In Fiscal Year

Not applicable.

Item 9. Regulation FD Disclosure

Not applicable.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated at Montreal, Quebec, Canada, this 31st day of March, 2003.
Millennium Capital Venture Holdings Inc.

By: /s/ Bruno Desmarais Bruno Desmarais Chief Executive Officer (principal executive officer)